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EXHIBIT 21.1

LIST OF SUBSIDIARIES

A) ORIENTAL BANK
– an FDIC insured non-member

commercial bank organized and existing

under the laws of the
Commonwealth of Puerto Rico.

SUBSIDIARIES OF ORIENTAL BANK:

1. Oriental International Bank Inc.
– a corporation and an international

banking entity organized and existing

under
the laws of the Commonwealth of

Puerto Rico.
2.

OFG USA, LLC

- a limited liability company

organized and existing under

the laws of the State of Delaware.

B) ORIENTAL FINANCIAL SERVICES LLC

- a limited liability company

and a registered securities broker-dealer

and
investment adviser organized and existing

under the laws of the Commonwealth

of Puerto Rico.

C) ORIENTAL INSURANCE LLC
– a limited liability company

and a registered insurance agency

organized and existing under
the laws of the Commonwealth of

Puerto Rico.

D)
ORIENTAL PENSION CONSULTANTS,

INC
  –

a corporation organized and existing

under the laws of the State of

Florida.

E)
ORIENTAL FINANCIAL (PR) STATUTORY

TRUST II
  –

a special purpose statutory trust organized under

the laws of the
State of Connecticut.

F) OFG VENTURES LLC   –

a limited liability company organized and

existing under the laws of the

State of Delaware.